UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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HANMI FINANCIAL CORPORATION
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HANMI FINANCIAL CORPORATION

3660 Wilshire Boulevard, Penthouse Suite A

Los Angeles, California 90010

(213) 382-2200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 28, 2014

TO THE STOCKHOLDERS OF HANMI FINANCIAL CORPORATION:

NOTICE IS HEREBY GIVEN that the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of Hanmi Financial Corporation (“Hanmi Financial,” the “Company,” “we,” “us” or “our”) will be held at the Oxford Palace Hotel, located at 745 South Oxford Ave, Los Angeles, California, on Wednesday, May 28, 2014 at 10:00 a.m., Pacific Time, for the following purposes:

1.	To elect nine (9) directors to serve for terms expiring at the 2015 Annual Meeting of Stockholders, or until their successors are elected and qualified;

2.	To provide a non-binding advisory vote to approve the compensation of our Named Executive Officers (“NEOs”);

3.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

4.	To consider any other business properly brought before the meeting.

Only stockholders of record at the close of business on April 2, 2014 are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

You are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend in person, please vote by signing, dating, and returning the enclosed proxy card by mail. You may also vote by telephone or internet. Any stockholder attending the Annual Meeting may vote in person even if he or she previously returned a proxy card.

By Order of Our Board of Directors,

C. G. Kum
President and Chief Executive Officer

Los Angeles, California

April 28, 2014

Important Notice Regarding the Availability of Proxy Materials for the 2014 Annual Meeting of Stockholders to be held on May 28, 2014: This Proxy Statement and the Company’s 2013 Annual Report to Stockholders are available electronically at www.hanmi.com by clicking on “Investor Relations” and then “Proxy Materials.”

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 28, 2014

The Board of Directors (our “Board”) of HANMI FINANCIAL CORPORATION is soliciting your proxy for use at the 2014 Annual Meeting of Stockholders to be held at the Oxford Palace Hotel, located at 745 South Oxford Ave, Los Angeles, California, on Wednesday, May 28, 2014, beginning at 10:00 a.m., Pacific Time, and at any adjournments or postponements thereof.

Questions and Answers about these Proxy Materials and the Annual Meeting

Question:	Why did you send me this Proxy Statement?

We sent you this Proxy Statement and the enclosed proxy card because we are soliciting your vote at the Annual Meeting. Our Board is providing these proxy materials to you in connection with the Annual Meeting. As a stockholder of record of our common stock, you are invited to attend the Annual Meeting, and are entitled and requested to vote on the proposals described in this Proxy Statement. This Proxy Statement summarizes the information you need to know to cast an informed vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card by mail. You may also vote by internet or telephone.

We will begin sending this Proxy Statement, notice of the Annual Meeting, and the enclosed proxy card on or about April 28, 2014 to all stockholders entitled to vote. The record date for those entitled to vote is April 2, 2014.

Question:	Who is entitled to vote and how many votes do I have?

All stockholders who were stockholders of record of our common stock as of the close of business on April 2, 2014, and only those stockholders, will be entitled to vote at the Annual Meeting. You have one vote for each share of our common stock you owned as of the close of business on the record date.

Question:	How many shares are eligible to be voted?

As of April 2, 2014, 31,791,108 shares of our common stock were outstanding. Each outstanding share of our common stock will entitle its holder to one vote on each matter to be voted on at the Annual Meeting.

Question:	What is the difference between holding shares as a “record” holder and in “street name”?

	•	Record Holders	If your shares of common stock are registered directly in your name on our stock records, you are considered the stockholder of record, or the “record” holder of those shares. As the record holder you have the right to vote your shares in person or by proxy at the Annual Meeting.

	•	Street Name Holders	If your shares of common stock are held in an account at a brokerage firm, bank, or other similar entity, then you are the beneficial owner of shares held in “street name.” The entity holding your account is considered the record holder for purposes of voting at the Annual Meeting. As the beneficial owner you have the right to direct this entity on how to vote the shares held in your account. However, as described below, you may not vote these shares in person at the Annual Meeting unless you obtain a legal proxy from the entity that holds your shares giving you the right to vote the shares at the Annual Meeting.

Question:	What am I being asked to vote on at the Annual Meeting?

You are being asked to vote on the following matters:

	•	Election of Directors. Under majority voting, the votes cast “for” the nominee must exceed the number of votes cast “against” the nominee. Pursuant to our bylaws, we will not count abstentions or broker non-votes as either for or against a director, therefore abstentions and broker non-votes will have no effect on the election of a director.

	—	Non-Binding Advisory Vote to Approve the Compensation of our Named Executive Officers. This proposal gives you the opportunity to vote (on an advisory non-binding basis) for or against the compensation of the executive officers identified in the Summary Compensation Table in this Proxy Statement (the “NEOs”). The compensation programs for our NEOs are described in the “Executive Compensation—Compensation Discussion and Analysis” section, the executive compensation tables and the related narrative discussion contained in this Proxy Statement. Because your vote is advisory, it will not be binding upon our Board and may not be construed as overruling any decision by our Board. However, the Nominating and Corporate Governance and Compensation Committee may, in its sole discretion, take into account the outcome of the vote when considering future executive compensation arrangements.

	•	Ratification of Selection of Independent Registered Public Accounting Firm. This proposal gives you the opportunity to ratify our Board’s selection of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2014. We are submitting the selection of KPMG to you for ratification to obtain our stockholders’ views. If the stockholders do not ratify the selection by a majority vote of the present and voting shares, we will reconsider whether or not to retain KPMG. Even if the selection is ratified, we may, in our discretion, appoint a different independent registered public accounting firm at any time during the year if we determine that such a change would be in our and our stockholders’ best interests.

Question:	How does the Board of Directors recommend that I vote on the proposals?

For the reasons set forth in more detail later in this Proxy Statement, our Board unanimously recommends that you vote:

	•	FOR each of the nine (9) Director nominees named in this Proxy Statement (Proposal No. 1);

	•	FOR the approval, on an advisory basis, of the compensation of our NEOs (Proposal No. 2);

	•	FOR the ratification of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2014 (Proposal No. 3).

Question:	What is the required quorum at the Annual Meeting?

The required quorum for the transaction of business at the Annual Meeting is a majority of the outstanding shares of our common stock. Shares voted on a matter are treated as being present for purposes of establishing a quorum.

Question:	What vote is required to approve each proposal at the Annual Meeting?

	•	Election of Directors. Directors are elected by a majority of votes cast, in uncontested elections. The Director nominees receiving a majority of the votes cast will be elected to our Board.

	•	Advisory Vote on the Compensation of our Named Executive Officers. Approval, on an advisory basis, of the compensation of our NEOs requires the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and voting on this item.

	•	Ratification of Selection of Independent Registered Public Accounting Firm. Ratification of the selection of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2014 requires the affirmative vote of a majority of the shares represented and voting.

Question:	What is the effect of broker non-votes and abstentions?

Abstentions and broker non-votes will be counted for purposes of determining a quorum. Your broker, however, will not be entitled to vote on the election of Directors, and the advisory (non-binding) proposal to approve the compensation of our NEOs, without your instruction.

Your broker will be authorized to vote your shares on the ratification of our independent registered public accounting firm even if it does not receive instructions from you, and accordingly, broker non-votes will have no effect on this proposal.

Abstentions will have no effect on the election of Directors, and the advisory (non-binding) vote to approve the compensation of NEOs, but will have the effect of a vote AGAINST the ratification of our independent registered public accounting firm and the proposal to adjourn or postpone the Annual Meeting to solicit additional proxies.

Question:	How can I vote my shares?

If you hold your shares of common stock in your own name and not through a broker or another nominee, you may vote your shares of common stock as follows, subject to compliance with the applicable cutoff times and deadlines described below in the “—Vote by Telephone,” “—Vote by Internet,” and “—Vote by Proxy” paragraphs:

• by using the toll-free telephone number listed on the proxy card;

• by using the Internet website listed on the proxy card;

• by signing, dating and mailing the proxy card in the enclosed postage-paid envelope, or

• by attending the Annual Meeting and voting in person.

Whichever of these methods you select to transmit your instructions, the proxy holders will vote your shares of common stock in accordance with your instructions. If you give a proxy without specific voting instructions, your proxy will be voted by the proxy holders “FOR” each of the Director nominees named in this Proxy Statement, “FOR” the approval, on an advisory basis, of the compensation of our NEOs, and “FOR” the ratification of our independent registered public accounting firm, and, at the proxy holders’ discretion on such other matters, if any, as may properly come before the Annual Meeting (including any proposal to adjourn the Annual Meeting).

Vote by Telephone. If you hold your shares of common stock in your own name and not through a broker or another nominee, you can choose to vote your shares of common stock by telephone by dialing the toll-free telephone number printed on your proxy card. Telephone voting is available 24 hours a day until 11:59 p.m., Pacific Time, on May 27, 2014. Easy-to-follow voice prompts allow you to vote your shares of common stock and confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card.

Vote by Internet. If you hold your shares of common stock in your own name and not through a broker or another nominee, you can choose to vote your shares of common stock via the Internet. The website for Internet voting is printed on your proxy card. Internet voting is available 24 hours a day until 11:59 p.m., Pacific Time, on May 27, 2014. As with telephone voting, you will be given the opportunity to confirm that your instructions have been properly recorded. If you vote via the Internet, you do not need to return your proxy card.

Vote by Mail. You can vote by mail by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope. Proxy cards sent by mail must be received by May 27, 2014.

The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions, and to confirm that stockholders’ instructions have been properly recorded. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the stockholder.

Question:	Can I change or revoke my vote after I return my proxy card?

You may revoke a proxy at any time before the vote is taken at the Annual Meeting by filing with our Corporate Secretary a properly executed proxy of a later date by mail, telephone or Internet, or by attending the Annual Meeting and voting in person. Any such filing should be made to the attention of Jean Lim, Corporate Secretary, Hanmi Financial Corporation, 3660 Wilshire Boulevard, Penthouse Suite A, Los Angeles, California 90010. Attendance at the Annual Meeting will not by itself constitute revocation of a proxy.

Question:	How do I vote in person?

If you plan to attend the Annual Meeting and vote in person, we will give you a ballot form when you arrive. However, if your shares of common stock are held in the name of your broker, bank or other nominee, you must bring a legal proxy from your broker, bank or other nominee to vote your shares of common stock at the Annual Meeting.

Question:	How will proxies be solicited?

In addition to soliciting proxies by mail, our officers, directors, and employees, without receiving any additional compensation, may solicit proxies by telephone, fax, in person, or by other means. Arrangements may also be made with brokerage firms and other custodians, nominees, and fiduciaries to forward proxy solicitation materials to the beneficial owners of our common stock held of record by such persons, and we will reimburse such brokerage firms, custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

Question:	Will any other matters be considered at the Annual Meeting?

We are not aware of any matter to be presented at the Annual Meeting other than the proposals discussed in this Proxy Statement. If other matters are properly presented at the Annual Meeting, then the persons named as proxies will have the authority to vote all properly executed proxies in accordance with the direction of our Board, or, if no such direction is given, in accordance with the judgment of the persons holding such proxies on any such matter, including any proposal to adjourn or postpone the Annual Meeting.

Question:	Are there any rules regarding admission to the Annual Meeting?

Yes. You are entitled to attend the Annual Meeting only if you were a stockholder as of the record date, or you hold a valid legal proxy naming you to act for one of our stockholders on the record date. Before we admit you to the Annual Meeting, we must be able to confirm:

	•	Your identity by reviewing a valid form of photo identification, such as a driver’s license or passport; and

	•	You were, or are validly acting for, a stockholder of record on the record date by:

		–	verifying your name and stock ownership against our list of registered stockholders, if you are the record holder of your shares;

		–	reviewing other evidence of your stock ownership, such as your most recent brokerage or bank statement, if you hold your shares in street name; or

		–	reviewing a written proxy that shows your name and is signed by the stockholder you are representing, in which case either the stockholder must be a registered stockholder of record or you must have a brokerage or bank statement for that stockholder as described above.

If you do not have a valid form of photo identification and proof that you owned, or are legally authorized to act as proxy for someone who owned, shares of our common stock on April 2, 2014, you will not be admitted to the Annual Meeting.

At the entrance to the Annual Meeting, we will verify that your name appears in our stock records or will inspect your brokerage or bank statement, as your proof of ownership, and any written proxy you present as the representative of a stockholder. We will decide in our sole discretion whether the documentation you present for admission to the Annual Meeting meets the requirements described above.

Question:	Is my vote confidential?

Yes. It is our policy that documents identifying your vote are confidential. The vote of any stockholder will not be disclosed to any third party before the final vote count at the Annual Meeting except:

	•	To meet legal requirements;

	•	To assert claims for or defend claims against the Company;

	•	To allow authorized individuals to count and certify the results of the stockholder vote;

	•	If a proxy solicitation in opposition to our Board takes place; or

	•	To respond to stockholders who have written comments on proxy cards or who have requested disclosure.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Hanmi Financial is committed to sound corporate governance principles. These principles are essential to running Hanmi Financial’s business efficiently and to maintaining Hanmi Financial’s integrity in the marketplace. Hanmi Financial has adopted formal Corporate Governance Guidelines to explain Hanmi Financial’s corporate governance principles to investors. Hanmi Financial has adopted a Code of Business Conduct and Ethics for employees and officers as well as for Directors. These Corporate Governance Guidelines, as well as Hanmi Financial’s Codes of Business Conduct and Ethics and other governance matters of interest to investors, are available through Hanmi Financial’s website at www.hanmi.com on the “Investor Relations” page.

What are the Responsibilities of our Board of Directors and Certain Board Committees?

During the fiscal year ended December 31, 2013, our Board held five (5) regular board meetings, eight (8) joint board meetings with the Board of Hanmi Bank (the “Bank”), the wholly-owned subsidiary of Hanmi Financial and thirteen (13) special joint board meetings for a total of 26 board meetings. No Director attended fewer than 87% of the aggregate number of meetings of our Board and the committees on which he served. Hanmi Financial’s policy is to encourage all Directors to attend all Annual and Special Meetings of Stockholders. Hanmi Financial’s 2013 Annual Meeting of Stockholders was attended by all Directors, other than John A. Hall, and our new directors Chulse (William) Park and David L. Rosenblum.

Our Board has a process for stockholders to send communications to Directors. Hanmi Financial’s stockholders and interested parties may send communications to our Board by writing to our Board at Hanmi Financial Corporation, 3660 Wilshire Boulevard, Penthouse Suite A, Los Angeles, California 90010, Attention: Board of Directors. All such communications will be relayed directly to our Board. Any interested party wishing to communicate directly with Hanmi Financial’s independent Directors regarding any matter may send such communication in writing to Hanmi Financial’s independent Directors at Hanmi Financial Corporation, 3660 Wilshire Boulevard, Penthouse Suite A, Los Angeles, California 90010, Attention: Chairman of the Board. Any interested party wishing to communicate directly with the Audit Committee regarding any matter, including any accounting, internal accounting controls, or auditing matter, may submit such communication in writing to Hanmi Financial Corporation, 3660 Wilshire Boulevard, Penthouse Suite A, Los Angeles, California 90010, Attention: Chairman of the Audit Committee.

Any of the correspondence may be submitted on an anonymous basis and submissions of complaints or concerns will not be traced. Confidentiality is a priority, and all communications will be treated confidentially to the fullest extent possible. For submissions that are not anonymous, the sender may be contacted in order to confirm information or to obtain additional information. The Company reserves the right not to forward to Board members any abusive, threatening or otherwise inappropriate materials.

Our Board has three standing committees: the Audit Committee; the Nominating and Corporate Governance and Compensation Committee; and the Planning Committee. Each committee is governed by a charter, each of which is available through Hanmi Financial’s website at www.hanmi.com on the “Investor Relations” page.

Planning Committee

The Planning Committee oversees strategic planning generally and recommends new lines of business, capital and financial plans, and dividend plans to our Board. It also monitors Hanmi Financial’s performance against its plans and budget. During 2013, the members of the Planning Committee were I Joon Ahn, John A. Hall, Joseph K. Rho, William J. Stolte and C. G. Kum, with Mr. Stolte serving as its Chairman. Except for Mr. Kum, each member is an outside (or non-employee) Director and meets the independence requirements of the U.S. Securities and Exchange Commission (the “SEC”) and The NASDAQ Stock Market, LLC (“NASDAQ”). The Planning Committee held twelve (12) meetings during the fiscal year ended December 31, 2013.

THE AUDIT COMMITTEE REPORT

The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filings by the Company under the Securities Act of 1933, as amended or under the Securities Act of 1934, as amended, except to the extent we specifically incorporate this Report by reference.

The current members of Hanmi Financial’s Audit Committee are John A. Hall, Paul Seon-Hong Kim, Joon Hyung Lee, Joseph K. Rho and William J. Stolte, with Mr. Hall serving as its Chairman. Each member is an outside (or non-employee) Director and meets the independence requirements of the SEC and NASDAQ. Messrs. Hall and Kim each qualify as an “audit committee financial expert” as defined under the applicable SEC rules. The Audit Committee held fifteen (15) meetings during the fiscal year ended December 31, 2013. The Audit Committee operates under a charter adopted by the Board of Directors. The charter sets forth the responsibilities and authorities of the Audit Committee and is available on our website at www.hanmi.com.

The Audit Committee reports to the Board of Directors and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and our audit process.

Pursuant to its charter, the Audit Committee has the following responsibilities:

•	Review the quarterly and audited annual financial statements;

•	Review the adequacy of internal control systems and financial reporting procedures with management and the independent auditor; and

•	Review and approve the general scope of the annual audit and the fees charged by the independent auditor.

In performing its functions, in 2013 the Audit Committee met and held discussions with management and with KPMG, the independent auditors for the Company, and the Bank. Management represented to the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has:

•	Reviewed and discussed the financial statements with management and the independent auditors;

•	Discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, professional standards, Vo. 1, AU Section 380 as adopted by the Public Company Accounting Oversight Board); and

•	Received a statement of the auditors’ independence required by the Public Company Accounting Oversight Board. The Audit Committee discussed any relationships that may impact the objectivity and independence of KPMG, and satisfied itself as to their independence.

Based on these discussions and reviews, the Company’s Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the SEC.

Respectfully submitted by the Audit Committee of the Board,

John A. Hall (Chairman)
Paul Seon-Hong Kim
Joon Hyung Lee
Joseph K. Rho
William J. Stolte

NCGC COMMITTEE REPORT

The following NCGC Committee Report should not be deemed filed or incorporated by reference into any other document, including Hanmi Financial’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent the Company specifically incorporates this Report into any such filing by reference.

The Nominating and Corporate Governance and Compensation (“NCGC”) Committee assists our Board as follows: identifies individuals qualified to become Directors; recommends to our Board the Director nominees for our Board and its committees for the next Annual Meeting of Stockholders; develops, recommends, and implements a set of corporate governance principles applicable to Hanmi Financial; and monitors the process to determine the effectiveness of our Board and its committees.

The members of the NCGC Committee are Paul Seon-Hong Kim, I Joon Ahn, John A. Hall, Joon Hyung Lee, and Joseph K. Rho, with Mr. Kim serving as its Chairman. Each member is an outside (or non-employee) Director and meets the independence requirements of the SEC and NASDAQ. The NCGC Committee held sixteen (16) meetings during the fiscal year ended December 31, 2013. See “NCGC Committee Report” in this Proxy Statement.

The NCGC Committee believes that our Board as a whole should encompass a range of talent, skill, diversity, and expertise enabling it to provide sound guidance with respect to Hanmi Financial’s operations and interests. In addition to considering a candidate’s background and accomplishments, candidates are reviewed in the context of the current composition of our Board and the evolving needs of Hanmi Financial’s business.

The NCGC Committee seeks directors with strong reputations and experience in areas relevant to the strategy and operations of Hanmi Financial’s business, particularly industries and growth segments that Hanmi Financial serves, such as the banking and financial services industry, as well as key geographic markets where Hanmi Financial operates. Each of Hanmi Financial’s current Directors holds or has held senior executive positions in large, complex organizations and has operating experience that meets this objective. In those positions, they have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, corporate governance, risk management and leadership development.

The NCGC Committee also believes that each of the current Directors has other key attributes that are important to an effective board: integrity and demonstrated high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion; diversity of origin, background, experience, and thought; and the commitment to devote significant time and energy to service on our Board.

The NCGC Committee annually reviews the individual skills and characteristics of the Directors, as well as the composition of our Board as a whole. This assessment includes a consideration of independence, diversity, age, skills, expertise, time availability, and industry background in the context of the needs of our Board and Hanmi Financial.

Board Diversity

The Board of Directors does not have a formal written policy with regard to the consideration of diversity in identifying director nominees. Our NCGC Charter, however, requires the Board’s NCGC Committee to review the qualifications of candidates to the Board, of which diversity is one of the criteria. This assessment includes the consideration of: personal characteristics (gender, ethnicity, age), and personal and professional ethics and integrity, including prominence and reputation, and ability to enhance the reputation of the Company; diversity among the existing board members, specific business experience and competence, including an assessment of whether the candidate has experience in, and possesses an understanding of, business issues applicable to the success of the banking industry; financial acumen, including whether the candidate, through education or experience, has an understanding of financial matters and the preparation and analysis of financial statements; professional and personal accomplishments, including involvement in civic and charitable activities; educational background; and whether the candidate has expressed a willingness to devote sufficient time to carrying out his or her duties and responsibilities effectively.

Stockholder Recommendations

Recommendations by any stockholder for Director nominees must be submitted in writing to the Chairman of the NCGC Committee at Hanmi Financial’s principal executive offices, as described in the Company’s bylaws, to be considered at such Annual Meeting of Stockholders. Stockholders shall include in such recommendation:

•	The name, age, and address of each proposed nominee;

•	The principal occupation of each proposed nominee;

•	The number of shares of voting stock of Hanmi Financial owned by each proposed nominee;

•	The name and address of the nominating stockholder;

•	The number of shares of voting stock of Hanmi Financial owned by the nominating stockholder; and

•	A letter from the proposed nominee indicating that such proposed nominee wishes to be considered as a nominee for our Board and will serve as a Director if elected.

In addition, each recommendation must set forth, in detail, the reasons why the nominating stockholder believes the proposed nominee meets the following general qualifications, which are the same qualifications used by the NCGC Committee in evaluating nominees:

•	Nominees must possess high personal and professional ethics, integrity, and values, and be committed to representing the long-term interests of Hanmi Financial’s stockholders;

•	Nominees must have an inquisitive and objective perspective, practical wisdom, and mature judgment;

•	Nominees must possess a broad range of skills, expertise, industry knowledge, and contacts useful to Hanmi Financial’s business;

•	Nominees must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on our Board for an extended period of time;

•	Pursuant to the Corporate Governance Guidelines, nominees, once elected, should not serve on the boards of directors of more than two other public companies and, unless granted an exception by our Board, nominees cannot serve simultaneously as a Director of Hanmi Financial and as a director or officer of any other depository organization other than a subsidiary bank of Hanmi Financial; and

•	Pursuant to the Corporate Governance Guidelines, nominees are encouraged to own shares of common stock of Hanmi Financial at a level that demonstrates a meaningful commitment to Hanmi Financial and Hanmi Bank, and to better align the nominee’s interests with the stockholders of Hanmi Financial.

In identifying and evaluating Director candidates, the NCGC Committee will solicit and receive recommendations, and review qualifications of potential Director candidates. The NCGC Committee also may use search firms to identify Director candidates when necessary. To enable the NCGC Committee to effectively evaluate Director candidates, the NCGC Committee also may conduct appropriate inquiries into the backgrounds and qualifications of Director candidates, including reference checks. As stated above, the NCGC Committee will consider Director candidates recommended by stockholders utilizing the same criteria as candidates identified by the NCGC Committee.

Additionally, the NCGC Committee is responsible for overseeing the compensation of all of Hanmi Financial’s executive officers, including Hanmi Financial’s Chief Executive Officer, as well as administering Hanmi Financial’s compensation plans. The NCGC Committee has the authority to delegate such decisions to subcommittees of the NCGC Committee. The NCGC Committee is also authorized to retain outside consultants to assist it in determining executive officer compensation.

The NCGC Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 401(b) of Regulation S-K with management and, based on such review and discussions, the NCGC Committee recommended to the Board of Hanmi Financial that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted by the NCGC Committee of the Board,

Paul Seon-Hong Kim (Chairman)
I Joon Ahn
John A. Hall
Joon Hyung Lee
Joseph K. Rho

Board Leadership Structure

Our Board of Directors is committed to having a sound governance structure that promotes the best interest of all Hanmi Financial stockholders. Our leadership structure includes the following principles:

•	We believe that yearly elections hold the Directors of the Board accountable to our stockholders, as each director is subject to re-nomination and re-election each year.

•	All of the Directors are independent, except for C. G. Kum, President and Chief Executive Officer. The Board has affirmatively determined that the other eight Directors are independent under the SEC and NASDAQ corporate governance rules, as applicable.

•	We have separated the positions of the Chairman of the Board and Chief Executive Officer, to ensure the independence of the Chairman. Our Chairman focuses on board oversight responsibilities, strategic planning and mentoring Company officers. Our Chairman also periodically represents Hanmi Bank at public functions and actively engages with senior management members. Our Chief Executive Officer focuses on the development and execution of Company strategies.

We believe our Board structure serves the interests of the stockholders by balancing the practicalities of running the Company with the need for director accountability.

Board’s Role in Risk Oversight

Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organization objectives in the areas of strategy, operations, reporting, and compliance. The Board recognizes that these objectives are important to improve and sustain long-term organizational performance and stockholder value. A fundamental part of risk management is not only identifying the risks our Company faces and the steps management is taking to manage those risks, but also determining what constitutes the appropriate level of risk based upon our Company’s activities.

The full Board of Directors participates in the Company’s annual enterprise risk management assessment, which is led by the Company’s Chief Risk Officer, Jean Lim. In this process, risk is assessed throughout the Company by focusing on six areas of risk, including risks relating to: credit, liquidity, market, operations, compliance / legal and reputational. Risks that simultaneously affect different parts of the Company are identified, and an interrelated response is made. The Board provides ongoing oversight of enterprise-wide risks through a periodic enterprise risk assessment update.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Compliance Committee assists the Board of Directors in fulfilling its oversight responsibility with respect to regulatory, compliance, operational risk and enterprise risk management issues that affect the Company and works closely with the Company’s legal and risk departments. The Audit Committee helps the Board monitor financial risk and internal controls from a risk-based perspective and oversees the annual audit plan. Reports from the Company’s internal audit department are reviewed. The Loan and Credit Management Committee oversees credit risk by identifying, monitoring, and controlling repayment risk associated with the Bank’s lending activities. The Planning Committee of the Board oversees risks associated with the planned short- and long-term direction of the Company and ensures ongoing board involvement and oversight of the Company’s three-year strategic plan.

The Asset Liability Committee oversees the implementation of an effective process for managing the Bank’s interest rate, liquidity, and similar market risks relating to the Bank’s balance sheet and associated activities. In overseeing compensation, the NCGC Committee strives to advocate incentives that encourage a conservative level of risk-taking behavior consistent with the Company’s business strategy and in compliance with all laws and the Interagency Guidance on Incentive Compensation, and also approves the Code of Conduct and Business Ethics policies relating to employees and directors. In addition, it conducts an annual assessment of corporate governance policies and any potential risk associated with governance and related party matters.

DIRECTOR COMPENSATION

The following table sets forth certain information regarding compensation paid to persons who served as outside (or non-employee) Directors of Hanmi Financial for the fiscal year ended December 31, 2013:

HANMI DIRECTOR COMPENSATION(8)

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
	(1)			($)	($)

I Joon Ahn	$84,650				$21,103(2)	$105,753
John A. Hall	$83,950				$400(3)	$84,350
Paul Seon-Hong Kim	$77,800				$21,103(4)	$98,903
Joon Hyung Lee	$97,600				$21,103(5)	$118,703
Joseph K. Rho	$120,400				$25,099(6)	$145,499
William J. Stolte	$78,750				$2,059(7)	$80,809

(1)	Each Director who is not an employee of Hanmi Financial (an outside Director) is paid a monthly retainer fee of $3,000 and $1,000 for attendance at Board meetings ($500 for telephonic attendance at Board meetings). In addition, the Chairman of the Board receives an additional $3,000 each month. The Audit Committee Chairman receives an additional $1,000 each month, and the Loan Committee Chairman receives an additional $1,500 each month. The chairmen of the remaining committees receive an additional $750 each month, and committee members receive an additional $200 each for attending committee meetings ($100 each for telephonic attendance at committee meetings). In addition, each Director who is not an employee of Hanmi Financial (an outside Director) is paid $100 per hour for time spent above and beyond attendance at Board and committee meetings for special Company business, e.g., meetings with regulators and stockholders. Each director received one month of their monthly retainer fee and committee chairman fees as a bonus.

(2)	Amount consists of: (a) health insurance premiums of $20,652; (b) life insurance premiums of $51; and (c) Holiday gift cards of $400.

(3)	Amount consists of a Holiday gift cards of $400.

(4)	Amount consists of: (a) health insurance premiums of $20,652; (b) life insurance premiums of $51; and (c) Holiday gift cards of $400.

(5)	Amount consists of: (a) health insurance premiums of $20,652; (b) life insurance premiums of $51; and (c) Holiday gift cards of $400.

(6)	Amount consists of: (a) health insurance premiums of $20,652; (b) life insurance premiums of $51; (c) club membership of $3,996; and (d) Holiday gift cards of $400.

(7)	Amount consists of: (a) health insurance premiums of $1,608; (b) life insurance premiums of $51; and (c) Holiday gift cards of $400.
(8)	Directors Chulse (William) Park and David L. Rosenblum did not receive any compensation in 2013, as they were appointed to the Board as of April 1, 2014.

Outstanding Equity Awards at Fiscal Year-End

The following table shows information as of December 31, 2013 for Hanmi Financial’s Directors concerning unexercised stock options:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date

I Joon Ahn	3,000	(a)	-		$173.04	11/15/2016
	2,000	(b)	500	(b)	$10.80	04/08/2019
	4,000	(d)	4,000	(d)	$12.54	12/12/2022

John A. Hall	2,000	(b)	500	(b)	$10.80	04/08/2019
	4,000	(d)	4,000	(d)	$12.54	12/12/2022

Paul Seon-Hong Kim	2,000	(b)	500	(b)	$10.80	04/08/2019
	4,000	(d)	4,000	(d)	$12.54	12/12/2022

Joon Hyung Lee	3,000	(a)	-		$173.04	11/15/2016
	2,000	(b)	500	(b)	$10.80	04/08/2019
	4,000	(d)	4,000	(d)	$12.54	12/12/2022

Joseph K. Rho	3,000	(a)	-		$173.04	11/15/2016
	2,000	(b)	500	(b)	$10.80	04/08/2019
	7,500	(e)	7,500	(e)	$12.54	12/12/2022

William J. Stolte	2,000	(c)	500	(c)	$12.56	04/22/2019
	4,000	(d)	4,000	(d)	$12.54	12/12/2022

(a)	On November 15, 2006, pursuant to the 2000 Plan, 3,000 stock options were granted to each Director with vesting as follows: 33.33% to vest on November 15, 2007 and 33.33% on each of the next two anniversary dates.

(b)	On April 8, 2009, pursuant to the 2007 Plan, 2,500 stock options were granted to each Director with vesting as follows: 20% to vest on April 8, 2010 and 20% on each of the next four anniversary dates.

(c)	On April 22, 2009, pursuant to the 2007 Plan, 2,500 stock options were granted to Mr. Stolte with vesting as follows: 20% to vest on April 22, 2010 and 20% on each of the next four anniversary dates.

(d)	On December 12, 2012, pursuant to the 2007 Plan, 8,000 stock options were granted to each Director (except to Mr. Rho, the Chairman of the Board) with vesting as follows: 25% to vest immediately and 25% on each of the next three anniversary dates.

(e)	On December 12, 2012, pursuant to the 2007 Plan, 15,000 stock options were granted to Mr. Rho, the Chairman of the Board, with vesting as follows: 25% to vest immediately and 25% on each of the next three anniversary dates.

NCGC Committee Interlocks and Insider Participation

Paul Seon-Hong Kim, I Joon Ahn, John A. Hall, Joon Hyung Lee, and Joseph K. Rho served as members of the NCGC Committee during the last completed fiscal year. No member of the NCGC Committee was an officer or employee of Hanmi Financial or Hanmi Bank during the fiscal year ended December 31, 2013. No member of the NCGC Committee is or was on the compensation committee of any other entity whose officers served either on our Board or on the NCGC Committee.

EXECUTIVE COMPENSATION

Named Executive Officers

The following tables set forth information with respect to the named executive officers of Hanmi Financial.

Name and Position	Age	Principal Occupation for Past Five Years and Involvement in Certain Legal Proceedings

C. G. Kum, President and Chief Executive Officer	59	Current Position:	President and Chief Executive Officer, Hanmi Financial and Hanmi Bank (June 2013 to present)
		Previous Positions:	President, and Chief Executive Officer, First California Financial Group, Inc. and its subsidiary First California Bank (September 1999 to May 2013)

Bonita I. Lee, Senior Executive Vice President And Chief Operating Officer	51	Current Position:	Senior Executive Vice President and Chief Operating Officer, Hanmi Financial and Hanmi Bank (August 2013 to present)
		Previous Positions:

Senior Executive Vice President and Chief Operating Officer, BBCN Bancorp, Inc. (May 2013 – July 2013)

Acting President, BBCN Bank (February 2013 – April 2013)

Executive Vice President and Chief Operating Officer, BBCN Bank (December 2011 – April 2013)

Executive Vice President and Chief Operating Officer, Nara Bank (March 2009 – November 2011)

Shick (Mark) Yoon, Executive Vice President and Chief Financial Officer	46	Current Position:	Executive Vice President and Chief Financial Officer, Hanmi Financial and Hanmi Bank (August 2013 to present)
		Previous Positions:

Senior Vice President and Chief Financial Officer, Hanmi Financial and Hanmi Bank (April 2013 to August 2013)

Senior Vice President and Interim Chief Financial Officer, Hanmi Financial and Hanmi Bank (November 2012 to April 2013)

Senior Vice President and Chief Strategy Officer, Hanmi Bank (October 2011 to April 2013)

Senior Vice President and Deputy Chief Financial Officer, Hanmi Bank (April 2011 to October 2011)

Senior Vice President, Treasurer and Senior Planning Officer, Hanmi Bank (September 2008 to April 2011)

Jung Hak Son, Former Executive Vice President and Chief Credit Officer	55	Current Position:	N/A
		Previous Positions:	Executive Vice President and Chief Credit Officer, Hanmi Bank (October 2009 to August 2013) Senior Vice President and District Leader , Hanmi Bank (2006 – 2009)

Name and Position	Age	Principal Occupation for Past Five Years and 10 Years Legal Proceedings

Jay S. Yoo, Former President and Chief Executive Officer	67	Current Position:	N/A
		Previous Positions:

President and Chief Executive Officer, Hanmi Financial and Hanmi Bank (June 2008 to June 2013)

Chairman, President, and Chief Executive Officer, Woori America Bank, a subsidiary of Woori Bank (2001 to 2007)

The current President and Chief Executive Officer of Hanmi Financial and Hanmi Bank, C. G. Kum, was appointed by our Board effective June 12, 2013. The current Chief Financial Officer of Hanmi Financial and Hanmi Bank, Shick (Mark) Yoon, was appointed by our Board as interim Chief Financial Officer effective November 13, 2012, and was appointed by our Board as permanent Chief Financial Officer effective April 11, 2013.

The former President and Chief Executive Officer of Hanmi Financial and Hanmi Bank, Jay S. Yoo, resigned effective June 11, 2013. The former Executive Vice President and Chief Credit Officer of Hanmi Bank, Jung Hak Son, resigned effective August 23, 2013. None of the NEOs was hired pursuant to any arrangement or understanding. There are no family relationships among the Directors or the NEOs.

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis describes our compensation philosophy, methodologies and our current practices with respect to the remuneration programs for our NEOs. The compensation programs of our NEOs are established, evaluated and maintained by the NCGC Committee of Hanmi Financial’s Board of Directors. The NCGC Committee is comprised entirely of outside Directors that satisfy the NASDAQ listing requirements and relevant Internal Revenue Code of 1986, as amended (the “Code”) and SEC regulations on independence.

Compensation Philosophy and Objectives

The NCGC Committee, composed entirely of independent directors, establishes and oversees the policies that create the foundation from which compensation practices are derived, including base salary, annual and long term incentives (equity plans), benefit packages and perquisites. The NCGC Committee evaluates compensation levels of the executive management team, appraises relative performance, and considers executive management succession and related matters. The NCGC Committee discloses all decisions involving the compensation of the NEOs to the full Board of Directors.

The policies and underlying philosophy governing the Bank’s executive compensation program, as endorsed by the NCGC Committee and the Board of Directors, are designed to accomplish the following:

•	Maintain a compensation program that is equitable in a competitive marketplace.

•	Provide opportunities that integrate pay with the Company’s annual and long-term performance goals.

•	Manage the risk profile of the Company by aligning risk mitigation within the performance of individual and Bank-wide goals.

•	Encourage achievement of strategic objectives and creation of shareholder value.

•	Recognize and reward individual initiative and achievements while managing risk.

•	Maintain an appropriate balance between base salary and short- and long-term incentive opportunity.

•	Allow the Company to compete for, retain, and motivate talented executives critical to its success consistent with its compensation philosophy.

•	Establish bonus structures subject to ‘Clawback’ in the event of material misstatement on the part of the participating executives.

The NCGC Committee seeks to target executive compensation at levels that the NCGC Committee believes to be consistent with others in the banking industry. The executive officers’ compensation is weighted toward programs contingent upon the Company’s level of annual and long-term performance. In general, for senior management positions of the Company (including Company’s NEOs), the Company will pay base salaries that are competitive within our market and peer banks (those with asset size, complexity, products and markets are similar to Company). Goals for specific components include:

•	Base salaries for executives generally are competitive within our market.

•	Provide executive incentive compensation opportunities contingent upon the company’s annual and long-term performance.

¡	We believe in providing the executive the opportunity to earn total compensation which is competitive within our market and peer group. However, if pre-determined individual and/or Company goals are not met then no incentive payment will be made. A mathematical equation will be used to determine each NEOs annual cash incentive payment (as described below).

¡	The performance criteria for the Chief Executive Officer’s annual incentive bonus will be 100% tied to the attainment of the Company’s pre-determined annual goal (as described below). Each NEOs annual incentive bonus will be tied to the attainment of both the Company’s pre-determined annual goals and pre-determined individual annual goals (as described below)

The Company retained the services of Meyer-Chatfield Compensation Advisors to assist the NCGC Committee in performing its various duties within industry practice. Meyer-Chatfield advises the NCGC Committee on compensation programs for the NEOs and senior management of the Bank, including how the incentive should be crafted and the bonus pool developed.

Methodology for Establishing Compensation

To assist the NCGC Committee in its administration of the compensation programs for our NEOs, the Human Resources Department of Hanmi Financial gathers data from competing financial institutions. The compensation data is obtained from both proxy statements of publicly traded banks and from salary survey data provided by the California Department of Business Oversight. In addition to the market data, the NCGC Committee also reviews and considers the recommendations from our Chief Executive Officer with respect to our NEOs other than our Chief Executive Officer.

In establishing the target compensation levels and pay mix for our NEOs, the NCGC Committee periodically reviews publicly disclosed compensation data of California banks with total assets ranging between $1.0 and $8.0 billion (the “Peer Group”), including: Central Pacific Financial Corp, Wilshire Bancorp, Inc., CVB Financial Corp., BBCN Bancorp, Inc., Westamerica Bancorporation, Farmers & Merchants Bancorp, Banner Corporation, TriCo Bancshares, Independent Bank Group, Inc., Bridge Capital Holdings, Bank of Marin Bancorp, Columbia Banking System, Inc., Washington Banking Company, HomeStreet, Inc.

Heritage Commerce Corp, PacWest Bancorp, Heritage Financial Corporation, and Preferred Bank.

The Peer Group was selected to include banks comparable in size and those that the Hanmi Financial competes with in the market for executive talent, including two banks that are direct competitors in the Los Angeles Korean-American community. The survey data was used by the NCGC Committee as a second point of reference in determining the appropriate levels of compensation and pay mix for our NEOs.

Although the decisions regarding the compensation levels are guided by the information provided from the Peer Group and survey data, the NCGC Committee also takes into account the prevailing economic environment and the current financial condition of Hanmi Financial. The objective of the NCGC Committee is to establish compensation programs that are motivating but affordable, with the purpose of aligning the interests of our NEOs with those of our stockholders.

Elements of the Compensation Program

The following describes the various components of the compensation mix that Hanmi Financial provides to our NEOs, the objectives of each pay component and how each component is used to create a total competitive compensation package.

The NCGC Committee provides our NEOs with a compensation package that includes annual base salary, short-term cash incentive compensation, long-term incentive awards, executive perquisites and a broad-based benefits program. Our Chief Executive Officer meets with the NCGC Committee to review the Chief Executive Officer’s compensation recommendation for the other NEOs.

Annual Base Salary

Annual base salaries are the fixed portion of our NEOs’ cash compensation and are intended to reward the day-to-day aspects of their roles and responsibilities. Our NEOs’ annual salaries were set at the time they first joined the bank. The initial salaries were established by taking into account several factors including, but not limited to, the executive’s experience, responsibilities, management abilities and past job performance. Hanmi Financial targets base salaries for its NEOs at market median. The NCGC Committee believes that the fiscal year 2013 base salaries of Hanmi Financial’s NEOs are competitive with companies of similar size. Pay adjustments, if any, are generally made annually, after reviewing overall company performance, individual performance and the affordability of the increase. For fiscal year 2013, there was a salary adjustment for Shick (Mark) Yoon to account for his promotion to Executive Vice President. The other currently serving NEOs were hired during 2013 and thus are not eligible for a salary adjustment. Our President and Chief Executive Officer is the only Named Executive Officer who has an Employment Agreement with Hanmi Financial. All other NEOs are employed at-will.

Short-Term Incentive Compensation

In accordance with Hanmi Financial’s compensation philosophy, a significant portion of the compensation of our NEOs is performance-based. For each Named Executive Officer, target bonuses are stated as a percentage of annual base salary. The annual bonus payable to our President and Chief Executive Officer is capped at 100% of his annual base salary. The annual bonuses payable to the other NEOs are capped at 50% of their respective annual base salary. According to Mr. Kum’s CEO Employment Agreement, he was not eligible for a short-term cash incentive for his work in 2013.

Generally, the NCGC Committee reviews performance against pre-established financial and non-financial goals on an annual basis to determine the short-term cash incentive compensation of our NEOs. In 2013, there were no formal financial performance measures set to calculate short-term bonuses. Payment of short-term cash incentives are solely at the discretion of the NCGC Committee based on the overall financial performance of the organization.

However, in 2014 the NCGC Committee put in place an Annual Incentive Plan (the “AIP”). The AIP includes the concept of a minimal acceptable return (MAR), in other words if the requirements of the MAR are not met then no cash bonuses will be paid to the NEOs including the CEO. In 2014, MAR will consist of two requirements: (i) the Company must meet 95% of the 2014 budget net income and (ii) satisfactory regulatory ratings in 2014.

Once MAR is met, each NEO will have objective requirements that must be met in order to obtain part or all of their potential cash incentive.

The CEO must meet six requirements: (i) Net income of at least 95% of 2014 budget (12.5% weighting); (ii) Top 25% ROA ranking among peer banks in 2014, as described above (12.5% weighting); (iii) Efficiency Ratio in line with 2014 budget (25% weighting); (iv) Total delinquent loans of Hanmi Bank, less than or equal to the 2014 budget (12.5% weighting); (v) Top 25% ranking within peer banks in 2014, in total delinquent loan(12.5% weighting) , and (vi) approval to close the CBI deal (25% weighting). If the CEO meets 100% of each goal required he will be paid 100% of his annual base salary as a cash bonus.

The COO must meet five requirements: (i) Net income of at least 95% of 2014 budget (25% weighting), (ii) Loan and deposit goals in line with the 2014 budget (12.5% weighting), (iii) Asset quality as measured by classified asset and net charge-offs in line with 2014 budget (12.5% weighting), (iv) Overall satisfactory audit ratings of all departments responsible for (25% weighting) and (v) Successful conversion of treasury management platform (25% weighting). If the COO meets 100% of each goal required she will be paid up to 50% of her annual base salary as a cash bonus.

The CFO must meet four requirements: (i) Net income of at least 95% of 2014 budget (25% weighting), (ii) Satisfactory accounting / finance restructuring of department(25% weighting), (iii) Satisfactory regulatory and internal audit (25% weighting) and (iv) Achieve budgeted efficiency ratio (25% weighting). If the CFO meets 100% of each goal required he will be paid up to 50% of his annual base salary as a cash bonus.

Long-Term Incentive Awards

Long-term incentive awards, such as stock options and restricted stock, are the third key component of our NEOs’ total compensation. The members of the NCGC Committee believe that employee stock ownership is a significant incentive for our NEOs to build stockholder wealth, and thereby aligning the interests of employees and stockholders. The members of the NCGC Committee also believe that equity-based compensation complements the short-term cash incentive compensation by forcing executives to recognize the impact their short-term decisions might have on long-term outcomes. This compensation approach limits an executive’s ability to reap short-term gains at the expense of Hanmi Financial’s long-term success. This is also an important tool in retaining NEOs, particularly through less rewarding years.

On August 23, 2013 the stockholders approved the Hanmi Financial Corporation 2013 Equity Compensation Plan, as may be amended from time to time (the “2013 Plan”). Long-term incentive awards were granted, in 2013, to our NEOs pursuant to the 2013 Plan. The NCGC Committee approves all stock option and restricted stock award grants and acts as an administrator of the 2013 Plan. The NCGC Committee has not established grant guidelines; rather, the size, timing, and other material terms of the long-term incentive awards for our NEOs are made at the discretion of the NCGC Committee. Factors considered by the NCGC Committee include comparison to our peer group as described above and each executive’s previous grant history. Stock options and restricted stock grants awarded are included in the Summary Compensation Table.

Executive Perquisites

Our NEOs and other senior management employees receive the following benefits in addition to their other compensation: gasoline card; cellular phone allowance; and automobile allowance. Our President and Chief Executive Officer, C. G. Kum, also receives a membership in a golf country club and the use of a company car, in lieu of an auto allowance. These additional benefits of our NEOs are detailed under the “All Other Compensation” section and in the Summary Compensation Table below.

Broad-Based Benefits Programs

Our NEOs participate in the benefit programs that are available to all full-time employees. These benefits include health, dental, vision, and life insurance, short-term and long-term disability insurance, healthcare reimbursement accounts, paid vacation, and contributions to a 401(k) profit sharing retirement plan.

Severance Arrangements

The Employment Agreement of our President and Chief Executive Officer, C. G. Kum, contains provisions for severance arrangements in case of the involuntary termination of his employment by Hanmi Financial and Hanmi Bank without cause. See Employment Agreements, for a further description. The other NEOs do not have any such severance arrangements.

Compensation Policy Risk Assessment

The NCGC Committee reviews the compensation of our NEOs, as well as the overall compensation practices for the organization. Any performance incentive programs, awarding of bonus payments, and the budgeting for annual salary adjustments are reviewed and approved by the NCGC Committee before being presented to our full Board for ratification. An important aspect of the review is an assessment of whether the programs in any way encourage our NEOs or any other employee of Hanmi Financial to take unacceptable risk, in the short or long term.

Employment Agreements

C. G. Kum joined Hanmi Financial and Hanmi Bank as our President and Chief Executive Officer effective June 12, 2013.

•	TERM: dated as of May 24, 2013, has a four-year term, which expires on the earlier of (i) June 12, 2017 or (ii) the effective date of termination of his employment pursuant to the terms of his Employment Agreement.

•	COMPENSATION: annual base salary of $450,000, which may be increased, but not decreased, in the sole discretion of the NCGC Committee, and under the terms of his Employment Agreement, Mr. Kum is eligible to receive an annual bonus capped at 100% of his annual base salary. Mr. Kum’s annual bonus, which is to be paid in cash, is generally dependent on the attainment of certain financial goals set by the NCGC Committee. See Short-Term Incentive Compensation, above for a description of the 2014 goals. In addition, under Mr. Kum’s Employment Agreement, he is entitled to the use of a company car, a bank issued cellular telephone, membership in a golf country club, and payment of reasonable business related expenses.

•	EQUITY AWARDS: (i) grant of stock options to purchase 180,000 shares of Hanmi Financial common stock under the 2013 Plan, vesting ratably in equal installments over three years and (ii) grant of 30,000 restricted shares of Hanmi Financial common stock under the 2013 Plan, vesting ratably in equal installments over three years, subject to stockholder approval of the 2013 Plan at the Annual Meeting. Each award is subject to Mr. Kum continuing employment with the Company.

•	TERMINATION WITHOUT CAUSE : if Mr. Kum’s employment is terminated by Hanmi Financial and Hanmi Bank without cause (as defined in the Employment Agreement), then, subject to his execution of an effective general release of claims, Mr. Kum is entitled to receive (i) continuation of his then annual base salary for one year, (ii) the pro-rated portion of his bonus for the prior year based on the number of days worked during the year of termination, (iii) any accrued and/or unpaid salary, unused vacation, expense reimbursements, and other benefits to which he is entitled, and (iv) reimbursement of health insurance premiums, subject to certain limitations. In addition, all outstanding and then unvested stock options, restricted stock and other equity awards granted to Mr. Kum under any of the Company’s equity incentive plans will be deemed to have vested as if Mr. Kum’s employment has continued for one year following his actual termination date.

•	TERMINATION FOLLOWING A CHANGE IN CONTROL: if within 18 months following a change in control (as defined in Mr. Kum’s Employment Agreement) of the Company, if Hanmi Financial and Hanmi Bank terminates Mr. Kum’s employment without cause or he terminates his employment for good reason (as defined in the Employment Agreement), then, subject to his execution of an effective general release of claims and certain limitations, Mr. Kum is entitled to receive (i) any accrued and/or unpaid salary, unused vacation, expense reimbursements, and other benefits to which he is entitled, and (ii) two times the sum of (a) his then current annual base salary and (b) the then maximum annual bonus amount. In addition, in the event of any change in control of the Company, all of Mr. Kum’s equity awards will fully and automatically vest.

Other Executives

Hanmi Financial does not have an employment agreement with any other executives. All other executives are employed “at-will.” Hanmi Financial does not owe any cash compensation to other executives in the event of a termination of employment or a change in control of Hanmi Financial other than accrued salary and accrued vacation not used. However, the RSAs held by executives will automatically vest upon a change in control and thus have value.

Administrative Policies and Practices

To evaluate and administer the compensation programs of our NEOs, the NCGC Committee meets at least four times a year. In addition, the NCGC Committee also holds special meetings to discuss extraordinary items. At the end of a meeting, the NCGC Committee may choose to meet in executive session, when necessary. During the fiscal year 2013, the NCGC Committee met sixteen (16) times.

Stock Ownership Guidelines

The NCGC Committee has not implemented stock ownership guidelines for our NEOs; however, the NCGC Committee continues to periodically review best practices and re-evaluate whether stock ownership guidelines are consistent with our compensation philosophy and stockholders’ interests.

Tax Deductibility of Executive Officer Compensation

Section 162(m) of the Code, precludes a public corporation from taking a deduction for compensation in excess of $1 million for its chief executive officer or any of its four highest paid executive officers other than the Chief Executive Officer, unless certain criteria are satisfied. However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit. The NCGC Committee will continue to carefully consider the impact of Section 162(m) in determining the appropriate pay mix and compensation levels for our NEOs and will comply with the deduction requirements of Section 162(m).

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL

The tables below set forth payments upon termination of employment that each NEO would have been entitled to if they were terminated on December 31, 2013.

Potential and Actual Payments Upon Termination of Employment

Name	Cash Severance Arrangements/ Compensation ($)(2)	Acceleration of Unvested Options and Stock Awards ($)(3)(4)	Total Termination Benefits ($)
C. G. Kum(1)
Voluntary Termination or Retirement	14,106	-	14,106
Involuntary Termination (other than For Cause)	510,252	2,077,300	2,587,552
Involuntary Termination (For Cause)	14,106	-	14,106
Termination in Connection with Change in Control	960,252	2,077,300	3,037,552
Death	64,106	-	64,106
Disability	14,106	-	14,106

Bonita I. Lee
Voluntary Termination or Retirement	2,924	-	2,924
Involuntary Termination (other than For Cause)	2,924	-	2,924
Involuntary Termination (For Cause)	2,924	-	2,924
Termination in Connection with Change in Control	2,924	601,350	604,274
Death	52,924	-	52,924
Disability	-	-	-

Shick (Mark) Yoon(5)
Voluntary Termination or Retirement	25,385	-	25,385
Involuntary Termination (other than For Cause)	25,385	-	25,385
Involuntary Termination (For Cause)	25,385	-	25,385
Termination in Connection with Change in Control	25,385	435,838	461,223
Death	75,385	-	75,385
Disability	-	-	-

(1) Mr. Kum’s Employment Agreement provides for payment of certain benefits in the event of various termination scenarios. For termination for cause or voluntary resignation, Mr. Kum will receive accrued and/or unpaid salary and other benefits to which he is entitled. For termination without cause, Mr. Kum is entitled to payment of his current base salary for one year, the pro-rated portion of his bonus (which is $0 for 2013), any accrued and/or unpaid salary, accelerated vesting of his equity awards, reimbursement for COBRA payments for a period of 18 months ($46,146 for the 18 month period) and other benefits to which he is entitled. If Mr. Kum is terminated within 18 months of a change in control event, he is entitled to receive two times the sum of (a) his then current base salary and (b) the then-maximum annual bonus amount as well as any other accrued and/or unpaid salary and other benefits to which he is entitled. In the event of his death or disability, Mr. Kum is entitled to any accrued and/or unpaid salary and other benefits to which he is entitled. As of December 31, 2013, Mr. Kum’s accrued vacation was $14,106.

(2) All full time employees of the Company and the Bank are entitled to death benefits of $50,000. As of December 31, 2013, Ms. Lee’s accrued vacation was $2,924, and Mr. Yoon’s accrued vacation was $25,385, respectively.

(3) The 2013 Plan and 2007 Plan each allows for vesting of all Restricted Stock Units upon a change in control. This calculation assumes that each NEO’s restricted stock awards were paid out, at the closing price on December 31, 2013, of $21.89 per share. On August 28, 2013, Mr. Kum was granted 41,831 restricted stock units, Ms. Lee 15,000 restricted stock units and Mr. Yoon 12,500 restricted stock units, respectively.

(4) The 2013 and 2007 Plans each allows for the vesting of all Stock Options upon a change in control. This calculation assumes that each NEO would exercise all “in the money” accelerated stock options at the closing price on December 31, 2013. On August 28, 2013, Mr. Kum was granted 180,000 stock options with a grant price of $16.43, Ms. Lee 50,000 stock options with a grant price of $16.43 and Mr. Yoon 25,000 stock options with a grant price of $16.43, respectively. These stock options would all be accelerated upon a change in control.

(5) Mr. Yoon was granted 5,500 stock options on December 12, 2012 at a grant price of $12.54. Upon a change in control, the final 2,750 stock options would be accelerated.

Summary Compensation Table

The following table summarizes the total compensation paid or earned by our Named Executive Officers for the fiscal years ended December 31, 2013, 2012 and 2011.

SUMMARY COMPENSATION TABLE
Name and	Year	Salary		Bonus		Stock Awards		Option Awards		All Other Compensation		Total
Principal Position				(5)		(2) (3)		(1) (2) (4)

C. G. Kum,
President and	2013	$238,846		$		$			$806,148	$13,692	(8)	$1,058,686
Chief Executive Officer

Bonita I. Lee,
Senior Executive Vice President &	2013	$118,846		$		$			$223,930	$8,065	(9)	$350,841
Chief Operating Officer

Shick (Mark) Yoon,	2013	$201,846			$18,333	$			$111,965	$28,366	(10)	$360,510
Executive Vice President and	2012	$165,423			$15,000	$			$29,700	$27,181	(10)	$237,304
Chief Financial Officer	2011	$149,385		$		$		$		$20,199	(10)	$169,584

Jung Hak Son,	2013	$158,308		$			$4,010	$		$41,245	(11)	$203,563
Former Executive Vice President	2012	$226,892			$19,000		$3,503		$8,100	$23,294	(11)	$280,789
and Chief Credit Officer	2011	$218,815		$		$		$		$31,274	(11)	$250,089

Jay S. Yoo, Former President,	2013	$185,000		$			$58,210	$		$65,569	(12)	$308,779
Chief Executive Officer	2012	$365,385			$30,833		$27,205		$37,800	$36,741	(12)	$497,964
and Director (6)	2011	$364,538	(8)	$			$78,000		$114,795	$123,599	(12)	$680,932

(1)	Certain equity awards are made by Hanmi Financial, are for shares of Hanmi Financial’s common stock, and are made pursuant to the 2013 Plan.

(2)	Certain equity awards are made by Hanmi Financial, are for shares of Hanmi Financial’s common stock, and are made pursuant to the 2007 Plan.

(3)	Pursuant to SEC regulations regarding the valuation of equity awards, amounts in columns (e) represent the applicable full grant date fair values of stock awards in accordance with FASB ASC Topic 718, excluding the effect for forfeitures. To facilitate year-to-year comparisons, the SEC regulations require companies to present recalculated disclosures for each preceding year required under the rules so that equity awards and stock options reflect the applicable full grant date fair values, excluding the effect of forfeitures. The total compensation column is recalculated accordingly. For further information, see Note 12 to Hanmi Financial’s audited financial statements for the year ended December 31, 2013 included in Hanmi Financial’s Annual Report on Form 10-K filed with the SEC on March 17, 2014.

(4)	Pursuant to SEC regulations regarding the valuation of equity awards, amounts in columns (f) represent the applicable full grant date fair values of option awards in accordance with FASB ASC Topic 718, excluding the effect for forfeitures. To facilitate year-to-year comparisons, the SEC regulations require companies to present recalculated disclosures for each preceding year required under the rules so that equity awards and stock options reflect the applicable full grant date fair values, excluding the effect of forfeitures. The total compensation column is recalculated accordingly. For further information, see Note 12 to Hanmi Financial’s audited financial statements for the year ended December 31, 2013 included in Hanmi Financial’s Annual Report on Form 10-K filed with the SEC on March 17, 2014.

(5)	The amounts in the “Bonus” column reflect the discretionary bonuses paid to our NEOs for services performed in the prior years.

(6)	Jay S. Yoo resigned from all positions he held at Hanmi Financial and Hanmi Bank effective June 11, 2013. Mr. Yoo was not entitled to any severance upon his resignation.

(7)	This amount includes the retroactive increase in Mr. Yoo’s annual base salary from $330,000 to $350,000 pursuant to the terms of the Amendment to Mr. Yoo’s Employment Agreement entered into on February 23, 2011.

(8)	Amounts consist of: (a) company automobile $6,970 for 2013; (b) club memberships $1,587 for 2013 and (c) other perquisites $5,135 for 2013 (such as cellular phone reimbursement, gasoline card, meal allowance and Holiday gift card).

(9)	Amounts consist of: (a) automobile allowance $6,231 for 2013 and (b) other perquisites $1,834 for 2013 (such as cellular phone allowance, gasoline card, meal allowance and Holiday gift card).

(10)	Amounts consist of: (a) automobile allowance ($10,519 for 2013; $8,400 for 2012; $8,400 for 2011); (b) employer contributions under the 401(k) plan ($11,764 for 2013; $9,926 for 2012; $8,963 for 2011 and (c) other perquisites ($6,084 for 2013; $8,855 for 2012; $2,836 for 2011;) such as cellular phone allowance, gasoline card, meal allowance and Holiday gift card.

(11)	Amounts consist of: (a) automobile allowance ($6,007 for 2013; $8,400 for 2012; $8,400 for 2011);(b) employer contributions under the 401(k) plan ($9,498 for 2013; $12,750 for 2012; $12,375 for 2011) and (c) other perquisites ($25,740 for 2013; $8,869 for 2012; $1,498 for 2011; $8,467 for 2010) such as cellular phone allowance, gasoline card, meal allowance, vacation payout in 2013 of $21,127 and Holiday gift card.

(12)	Amounts consist of: (a) company automobile ($5,003 for 2013; $10,618 for 2012; $10,618 for 2011);(b) employer contributions under the 401(k) plan ($11,100 for 2013; $12,750 for 2012; $12,375 for 2011); (c) club memberships ($4,097 for 2013; $8,005 for 2012; $7,315 for 2011); (d) retention pay ($87,500 for 2011) and (e) other perquisites ($45,368 for 2013; $5,372 for 2012; $5,790 for 2011) such as cellular phone allowance, gasoline card, meal allowance, vacation payout in 2013 of $42,692 and Holiday gift card.

Grants of Plan-Based Awards

The following table complements the “Summary Compensation Table” disclosure of the grant date fair value of stock and option awards granted to Hanmi Financial’s NEOs during the fiscal year ended December 31, 2013:

GRANTS OF PLAN-BASED AWARDS
Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards (1) ($/Share)	Grant Date Fair Value of Stock and Option Awards (2)
C. G. Kum	08/28/2013		180,000	$16.43	$806,148
	08/28/2013	41,832			$915,702
Bonita I. Lee	08/28/2013		50,000	$16.43	$223,930
	08/28/2013	15,000			$328,350
Shick (Mark) Yoon	08/28/2013 08/28/2013	12,500	25,000	$16.43	$111,965 $273,625

(1)	Hanmi Financial’s practice is that the exercise price for each stock option is the market value on the date of grant.

(2)	The amounts reflect the grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts for the fiscal year ended December 31, 2013 are included in Note 12 to Hanmi Financial’s audited financial statements for the fiscal year ended December 31, 2013, included in Hanmi Financial’s Annual Report on Form 10-K filed with the SEC on March 17, 2014.

Outstanding Equity Awards at Fiscal Year-End

The Company previously maintained the 2000 Stock Option Plan (the “2000 Plan”) and the 2007 Plan. The Company currently maintains the 2013 Plan which was approved by the stockholders on August 23, 2013.

2000 and 2007 Plan

The 2007 Plan provides for grants of non-qualified and incentive stock options, restricted stock, stock appreciation rights and performance shares to non-employee directors, officers, employees and consultants of Hanmi Financial and its subsidiaries. The 2000 Plan provided for the grant of non-qualified and incentive stock options. Although no future stock options may be granted under the 2000 Plan or 2007 Plan, certain employees, directors and officers of Hanmi Financial and its subsidiaries still hold options to purchase Hanmi Financial common stock under the 2000 Plan and 2007 Plan, respectively.

The 2007 Plan provides for several different types of equity awards in addition to stock options and restricted stock awards. Stock options granted under the 2007 Plan generally vest over a five-year period, with 20 percent becoming exercisable 1 year following the grant date, and 20 percent thereafter on each anniversary of the grant date. All stock options are granted with a ten-year term and have an exercise price equal to the fair market value of Hanmi Financial’s common stock on the date of grant. Restricted stock granted under the 2007 Plan also generally vest over a five-year period, with 20 percent becoming vested 1 year following the grant date, and 20 percent thereafter on each anniversary of the grant date.

2013 Plan

A key objective of the 2013 Plan is to provide more flexibility in the types of equity incentives that may be offered to employees, non-employee directors and consultants. The 2013 Plan provides for discretionary grants of the following types of awards: Incentive Stock Options; Non-Qualified Stock Options; Restricted Stock Awards; Restricted Stock Unit Awards; Stock Appreciation Rights; Bonus Stock Awards; Dividend Equivalents; Stock Bonuses; Performance Awards; and Other Stock-Based Awards. Stock options granted under the 2013 Plan generally vest over a three-year period, with on-third becoming exercisable one (1) year following the grant date, and one-third thereafter on each anniversary of the grant date. All stock options are granted with a ten-year term and have an exercise price equal to the fair market value of Hanmi Financial’s common stock on the date of grant. Restricted stock granted under the 2013 Plan also generally vest over a three-year period, with one-third becoming vested one (1) year following the grant date, and one-third ( 1⁄3) thereafter on each anniversary of the grant date.

The 2013 Plan provides Hanmi Financial flexibility to (i) attract and retain qualified non-employee directors, executives and other key employees and consultants with appropriate equity-based awards, (ii) motivate high levels of performance, (iii) recognize employee contributions to Hanmi Financial’s success, (iv) enabling such persons to acquire or increase a proprietary interest in Hanmi Financial in order to strengthen the mutuality of interests between such persons and stockholders, and (v) providing such persons with performance incentives to expend their maximum efforts in the creation of stockholder value. The maximum number of shares of Hanmi Financial common stock that may be issued pursuant to equity incentive awards granted under the 2013 Plan is 1,500,000. Equity incentive awards for 113,332 shares of common stock were previously granted under the 2013 Plan and there are options to purchase 305,000 shares of common stock outstanding under the 2013 Plan as of December 31, 2013.

The following table shows information as of December 31, 2013, for Hanmi Financial’s NEOs concerning unexercised options, stock that has not vested, and Equity Incentive Plan Awards.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexcercised Options (#) Exercisable	Number of Securities Underlying Unexcercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexcercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Units of Stock That Have Not Vested (#)(3)	Market Value of Shares of Units of Stock That Have Not Vested ($)(4)
C. G. Kum		180,000(2)		$16.43	08/28/2023
						41,832	$915,702
Bonita I. Lee		50,000(2)		$16.43	08/28/2023
						15,000	$328,350
Shick (Mark) Yoon		25,000(2)		$16.43	08/28/2023
	2,750	2,750 (1)		$12.54	12/12/2022
						12,500	$273,625

(1)	On December 12, 2012, pursuant to the 2007 Plan, 5,500 stock options were granted to Shick (Mark) Yoon with vesting as follows: 25% to vest immediately on grant date and 25% to vest on each of the next three anniversary dates.

(2)	On August 28, 2013, pursuant to the 2013 Plan, 180,000 stock options were granted to C. G. Kum, 50,000 stock options to Bonita I. Lee, and 25,000 stock options to Shick (Mark) Yoon, respectively, with vesting occurring ratably over three years, at the exercise price of $16.43(the closing price on the date of grant).

(3)	On August 28, 2013, pursuant to the 2013 Plan, 41,832 restricted stock awards were granted to C. G. Kum, 15,000 restricted stock awards to Bonita I. Lee and 12,500 restricted stock awards to Shick (Mark) Yoon, respectively, with vesting occurring ratably over three years.

(4)	Amount calculated as follows: Closing Stock Price as of December 31, 2013 ($21.89) x Unvested Shares of Restricted Stock.

Option Exercises and Stock Vested

None of Hanmi Financial’s NEOs exercised any stock options or vested in stock awards during 2013.

BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth information pertaining to “beneficial ownership” (as defined below) of Hanmi Financial’s common stock, by (i) individuals or entities known to Hanmi Financial to own more than five percent (5%) of the outstanding shares of Hanmi Financial’s common stock, (ii) each Director and nominee for election, (iii) our NEOs, and (iv) all Directors and executive officers of Hanmi Financial as a group. The information contained herein has been obtained from Hanmi Financial’s records and from information furnished to Hanmi Financial by each individual or entity. Management knows of no other person who owns, beneficially or of record, either individually or with associates, more than five percent (5%) of Hanmi Financial’s common stock.

The number of shares “beneficially owned” by a given stockholder is determined under SEC Rules, and the designation of ownership set forth below is not necessarily indicative of ownership for any other purpose. In general, the beneficial ownership as set forth below includes shares over which a Director, Director nominee, principal stockholder, or executive officer has sole or shared voting or investment power and certain shares which such person has a vested right to acquire, under stock options or otherwise, within 60 days of the date hereof. Except as otherwise indicated, the address for each of the following persons is Hanmi Financial’s address. Unless otherwise noted, the address for each stockholder listed on the “Common Stock Beneficially Owned” table below is: c/o Hanmi Financial Corporation, 3660 Wilshire Boulevard, Penthouse Suite A, Los Angeles, California 90010. The following information is as of 60 days after the Record Date, to the best of our knowledge as of the filing date.

COMMON STOCK BENEFICIALLY OWNED
Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(2)	Percentage Beneficially Owned
Beneficial Owners of More than 5% of our Common Stock
BlackRock, Inc.(3) 40 East 52nd Street New York, NY 10022	3,584,579	11.28%
FMR LLC(4) 245 Summer Street Boston, MA 02210	3,108,742	9.78%
State Street Corporation(5) One Lincoln Street Boston, MA 02210	1,684,243	5.30%

Named Executive Officers and Directors
Chulse (William) Park	500,000	1.57%
Joseph K. Rho(6)(7)(8)	373,166	1.17%
Joon Hyung Lee(7)(9)	298,160	0.94%
I Joon Ahn(7)(8)(9)	166,816	0.52%
C. G. Kum	78,653	*
Paul Seon-Hong Kim(7)(10)	45,841	*
Bonita I. Lee	29,000	*
Shick (Mark) Yoon(11)	21,061	*
William J. Stolte(7)(10)	15,625	*
John A. Hall(7)(10)	11,800	*
David L. Rosenblum	0	*
All executive officers and directors as a group (11 persons)	1,540,122	4.84%(12)

*  Less than 1%.

(1) The information set forth in this table is based upon information supplied to Hanmi Financial by Hanmi Financial’s officers, directors and principal stockholders and Schedules 13D, 13F and 13G filed with the SEC. Except as otherwise indicated, and subject to applicable community property laws, Hanmi Financial believes that the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

(2) Includes the number of shares that could be purchased by exercise of options vested at June 1, 2014, 60 days after the Record Date.

(3) Based on information as of December 31, 2013 contained in Amendment No. 6 to Schedule 13G filed with the SEC on January 10, 2014. BlackRock, Inc. has sole voting power over 3,483,944 shares and sole dispositive power over 3,584,579 shares.

(4) Based on information as of December 31, 2013 contained in Schedule 13G filed with the SEC on February 14, 2014. FMR LLC and Edward C. Johnson 3d, through their control of the subsidiaries of FMR LLC, have the sole power to vote or direct the voting of 2,716,742 shares and have the sole power to dispose of or direct the disposition of all 3,108,742 shares. According to this Schedule 13G, Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, beneficially owns 700 of these shares; Fidelity SelectCo, LLC, a wholly owned subsidiary of FMR LLC, beneficially owns 311,800 of these shares; Pyramis Global Advisors, LLC, a wholly owned subsidiary of FMR LLC, beneficially owns 39,733 of these shares; and Pyramis Global Advisors Trust Company, a wholly owned subsidiary of FMR LLC, beneficially owns 2,743,809 of these shares. Additionally, FIL Limited, an international entity in which FMR LLC holds a voting interest of more than 25% but less than 50%, beneficially owns 12,700 of these shares.

(5) Based on information as of December 31, 2013 contained in Schedule 13G filed with the SEC on February 3, 2014. State Street Corporation has shared voting and shared dispositive power with respect to all shares.

(6) Includes 3,000 options and 10,000 options that are presently exercisable under the 2000 Plan and the 2007 Plan, respectively.

(7) Includes 1,500 shares of restricted stock.

(8)The shares are beneficially owned together by Mr. Rho and his spouse.

(9) Includes 3,000 options and 6,500 options that are presently exercisable under the 2000 Plan and 2007 Plan, respectively.

(10) Includes 6,500 options that are presently exercisable under the 2007 Plan.

(11) Includes 2,750 options that are presently exercisable under the 2007 Plan.

(12) Percentage of beneficial ownership based on 31,791,108 shares outstanding as of April 2, 2014, the record date.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, Hanmi Financial’s Directors, executive officers, and any persons holding ten percent (10%) or more of Hanmi Financial’s common stock are required to report their ownership of common stock and any changes in that ownership to the SEC and to furnish Hanmi Financial with copies of such reports. Specific due dates for these reports have been established, and Hanmi Financial is required to report any failure to file on a timely basis by such persons. Based solely upon a review of copies of reports filed with the SEC during the fiscal year ended December 31, 2013, Hanmi Financial believes that all persons, subject to the reporting requirements of Section 16(a) of the Exchange Act, have filed all required reports on a timely basis.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes information as of December 31, 2013 relating to equity compensation plans of Hanmi Financial pursuant to which grants of options, restricted stock awards or other rights to acquire shares may be granted from time to time.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)

Equity Compensation Plans

Approved By Security Holders	543,595	$28.09	1,081,668

Equity Compensation Plans Not

Approved By Security Holders	750(1)	$9.60	-

Total Equity Compensation Plans	544,345	$28.06	1,081,668

(1)	Reflects warrants issued to Cappello Capital Corp. in connection with services it provided to us as a placement agent in connection with our best efforts public offering and as our financial adviser in connection with our completed rights offering. The warrants were immediately exercisable when issued at a purchase price of $9.60 per share of our common stock and expire on October 14, 2015. The warrants may be exercised for cash or by “cashless exercise.” The exercise price and number of shares subject to the warrants are subject to adjustment for, among other events, stock splits and stock dividends.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS; DIRECTOR INDEPENDENCE

Certain Relationships and Related Transactions

Some of Hanmi Financial’s Directors and executive officers and their immediate families, as well as the companies with which they are associated, are customers of, or have had banking transactions with, Hanmi Financial or Hanmi Bank in the ordinary course of Hanmi Financial’s business, and Hanmi Financial expects to have banking transactions with such persons in the future. There is no amount of indebtedness owed to Hanmi Financial or Hanmi Bank by the principal officers (considered Regulation O Officers) and current Directors of Hanmi Financial (including associated companies) as of December 31, 2013. If credit was to be extended to a Regulation O Officer or a Director, in management’s opinion, all loans and commitments to lend included in such transactions would be made in the ordinary course of business, in compliance with applicable laws on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and would not involve more than a normal risk of repayment or present other unfavorable features.

In connection with the retirement of Won R. Yoon, Ki Tae Hong, Stuart S. Ahn, and Chang Kyu Park as Directors in 2008, Hanmi Financial and Hanmi Bank entered into severance agreements with each of them. Pursuant to such severance agreements, each of the retiring Directors received $3,000 per month until October 2013. Each of the retiring Directors also received health insurance coverage until October 2013 with Hanmi Financial paying for medical, dental, and/or vision premiums. The cost of the medical insurance or in lieu of payments are: Won R. Yoon ($9,350), Ki Tae Hong ($17,255), Stuart S. Ahn ($18,183), and Chang Kyu Park ($8,510)

In connection with the retirement of Richard Lee as a Director in 2009, Mr. Lee entered into a severance agreement with Hanmi Bank. Pursuant to the severance agreement, among other things, Mr. Lee received a lump-sum payment of $180,000 upon his retirement. Mr. Lee received health insurance coverage in 2013 in the amount of $30,563, and Hanmi Bank will continue to pay for medical, dental, and vision premiums until March 2014.

Review, Approval or Ratification of Transactions with Related Persons

Hanmi Financial has adopted Corporate Governance Guidelines and the Code of Business Conduct and Ethics for Directors, both of which regulate and monitor related person transactions. These policies and federal law require that executive officers, Directors, five-percent (5%) stockholders, and their family members, and entities for which any of those persons serve as officers or partners or in which they have a ten percent (10%) or greater interest, must notify Hanmi Financial’s Corporate Secretary before entering into transactions or other arrangements with Hanmi Financial or any of its affiliates (other than loans subject to Regulation O promulgated by the Board of Governors of the Federal Reserve System) if the amount exceeds $25,000. Hanmi Financial’s Corporate Secretary will determine whether, under these guidelines, the transaction or arrangement should be submitted to the Audit Committee for approval. In determining whether to submit proposed transactions to the Audit Committee for consideration, Hanmi Financial’s Corporate Secretary will consider, among other things, the aggregate value of the proposed transaction, the benefits to Hanmi Financial of the proposed transaction, and whether the terms of the proposed transaction are comparable to the terms available to an unrelated third party and employees generally. These policies also includes provisions for the review and possible ratification of transactions and arrangements that are entered into without prior review. During 2013, neither Hanmi Financial nor any of its affiliates entered into any related-party transactions that required review, approval, or ratification under these policies.

Director Independence

Our Board has determined that all of its Directors are independent under the applicable listing standards of NASDAQ, except for C. G. Kum, who also serves as the President and Chief Executive Officer of Hanmi Financial.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Board of Directors and Nominees

Hanmi Financial’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for a Board of Directors consisting of no less than five (5) and no more than eleven (11) Directors, the exact number within this range to be determined by our Board. Currently, our Board consists of nine (9) Directors. Subject to their earlier resignation or retirement, Directors elected at the Annual Meeting will serve until the 2015 Annual Meeting of Stockholders, or until their successors are elected and qualified. Our Board has identified certain core competencies that its Directors should possess, including broad experience in business, finance, accounting, marketing or administration, familiarity with national and international business matters, familiarity with the Company’s industry and ability to understand the Company’s business. In addition to possessing one or more of these core competencies, the members of our Board should have and demonstrate personal qualities such as integrity, leadership, community prominence and reputation. The experience, skills and qualifications contributed by each of our Directors should diversify and complement the core competencies of our collective Board. Our Board believes that each Director nominee satisfies our director qualification standards and accordingly nominates: I Joon Ahn, John A. Hall, Paul Seon-Hong Kim, C. G. Kum, Joon Hyung Lee, Chulse (William) Park, Joseph K. Rho, David L. Rosenblum and William J. Stolte.

In addition to each Director nominee’s professional experience outlined in the table below, our Board believes that each Director nominee has other key attributes that are important to an effective Board of Directors, such as, integrity and demonstrated high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion; diversity of origin, background, experience, and thought; and the commitment to devote significant time and energy to service on our Board and its committees.

The Director nominees receiving a majority of the votes cast, in uncontested elections, will be elected. In contested elections, the Company will use plurality voting with a resignation requirement. Each Director nominee has indicated his willingness to serve on our Board. Each proxy will be voted “for” the election of such Director nominees unless instructions are given on the proxy to vote “against” such Director nominees. In the event a Director nominee is unable to serve, your proxy will be voted for an alternative Director nominee as determined by our Board.

None of the Director nominees was nominated pursuant to any arrangement or understanding. There are no family relationships among the Director nominees or the executive officers of Hanmi Financial. As of the date hereof, no Director nominee holds a directorship with another company that has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, or the Exchange Act, or subject to the requirements of Section 15(d) of the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940, as amended.

The following tables set forth information with respect to the Director nominees.

Name and Position	Age	Principal Occupation for Past Five Years and 10 Year Legal Proceedings

I Joon Ahn, Director	75	Principal Occupation:	Retired; former President, Ace’s Fashion Company, a garment manufacturing company (1973 to 2001); Founder of Hanmi Bank and director (1982 – present) and Hanmi Financial (2000 – present); former Chairman of our Boards, Hanmi Financial and Hanmi Bank; former member of the Korean American Chamber of Commerce; former member of the Southern California International Trade Federation; attended Dong A University in South Korea.

			Our Board believes that Mr. Ahn should serve as a Director because Mr. Ahn plays a critical role in connection with the Korean-American community. Mr. Ahn has founded and served on a number of important Korean-American organizations, including the Korean-American Garment Association, the Southern California Korean Federation, the Korean-American Chamber of Commerce, and the Southern California International Trade Federation. Furthermore, Mr. Ahn is a founding member of Hanmi Bank and Hanmi Financial.

		Director Since:	2000

John A. Hall, Director	64	Principal Occupation:	Retired; former National Bank Examiner, Office of the Comptroller of the Currency (“OCC”), a division of the U.S. Treasury Department (1974 to 2005); received a Master of Business Administration from the University of Iowa.

			Our Board believes that Mr. Hall should serve as a Director because Mr. Hall’s experience as a bank regulatory examiner, both in credit and operations, is valuable to the Company. In his role with the OCC, he served as an examiner in charge of various larger banking institutions and most recently served in the credit position for the Wells Fargo Large Bank Team. Our Board believes that Mr. Hall’s experience as a bank regulatory examiner has provided him with financial expertise that is valuable in his role as Audit Committee Chairman and assisting the Company and Hanmi Bank with complying with applicable regulations.

		Director Since:	2009

Paul Seon-Hong Kim, Director	70	Principal Occupation:	Retired; former President & Chief Executive Officer, Center Financial Corp/Center Bank, where he converted it to a NASDAQ listed company with a 13-fold increase in total market capitalization (1998 to 2007); former President & CEO, Uniti Financial/Uniti Bank (2008); served in various executive capacities, including as Chief Credit Officer and Chief Financial Officer, Hanmi Bank (1986 to 1998); former Adjunctive Professor, Cal State University (2007, 2009); received a Master of Business Administration from the University of California, Berkeley.

			Our Board believes that Mr. Kim should serve as a Director because Mr. Kim’s many years of experience and long distinguished background in the banking industry has provided him with valuable financial expertise and a deep understanding of the Korean-American banking industry, which are important in formulating and carrying out the Company and Hanmi Bank’s tactical and strategic plans.

		Director Since:	2009

C. G. Kum, Director	59	Principal Occupation:	President and Chief Executive Officer, Hanmi Financial and Hanmi Bank (June 2013 to present); former President and Chief Executive Officer, First California Financial Group and its subsidiary First California Bank (September 1999 to May 2013); served on the boards of First California Financial Group and First California Bank; former president of the board of directors of Community Bankers of California and former member of the board of directors of California Bankers Association; has served on numerous boards of non-profit organizations including United Way and Boys Scouts of America of Ventura County; graduate of the University of California, Berkeley; Master of Business Administration from Pepperdine University; graduate of Stonier Graduate School of Banking.

			Our Board believes that Mr. Kum should serve as a Director because Mr. Kum brings to the board his extensive experience in the banking industry, his many successes in safely and profitably growing his organization, his business acumen and good relationship with investors and regulators. Additionally, our Board feels that it is important to have the Chief Executive Officer of Hanmi Financial serve as a director in order to enhance communication between senior management and the Board.

		Director Since:	2013

Joon Hyung Lee, Director	70	Principal Occupation:	Principal, Root-3 Corporation, a property management, real estate investment, and development company (1983 to present); former Chairman of our Boards, Hanmi Financial director (2000 – present) and Hanmi Bank (1989 – present); former President, Byucksan America, Inc. (1988 to 1999); received a Master of Business Administration from New York University.

			Our Board believes that Mr. Lee should serve as a Director because Mr. Lee’s knowledge of, and connections to, the real estate development and investment markets are important for Hanmi Bank and make him a valuable asset, particularly in the area of asset/liability management. In addition to his property management experience, Mr. Lee has a general contractor’s license, a real estate broker’s license, as well as, international trading experience. Mr. Lee’s long tenure with the Company is also helpful in setting the Company’s strategic direction.

		Director Since:	2000

Chulse (William) Park, Director	56	Principal Occupation:	Chairman & CEO of PMAC Lending Services (2010 – present), a full service mortgage bank originating loans through retail, wholesale and correspondent channels, currently servicing a portfolio of $5.3 billion. In addition Mr. Park is also the founder and owner of First Family Home a real estate brokerage company (1997 – present). Formerly founder & CEO of PMC Bancorp a wholesale mortgage bank (2001-2010); worked as a CPA from 1990- 1999; graduate of Cal State Northridge with a B.S. in Accounting.

			In nominating Mr. Park to serve as a Director, our Board considered Mr. Park’s financial experience as a founder and chairman of several financial services companies and his abilities as a CPA. He will be able to assist the Company in setting, monitoring and ultimately accomplishing our strategic goals based on his extensive experience in the financial services industry.

		Director Since:	2014

Joseph K. Rho, Chairman of our Board	73	Principal Occupation:	Retired; current and former Chairman of the Boards, Hanmi Financial and Hanmi Bank (2007-present; 1999-2002), and director of each from 2000 – present and 1984 – present, respectively; J & S Investment (2002 to 2010); former Partner, Korea Plaza LP (1987 to 2002); former President and Owner of Joseph K. Rho Insurance Agency; graduate of Seoul National University in South Korea.

			In nominating Mr. Rho to serve as a Director and appointing him as Chairman of Hanmi Financial and Hanmi Bank, our Board considered, in particular, the importance of the Chairman’s role in ensuring the effective role and operation of our Board. Our Board believes that Mr. Rho is an effective coordinator of multiple Hanmi Bank constituencies, including its stockholders, customers, officers, employees, and regulators. In addition, our Board considered the critical role Mr. Rho played in assisting Hanmi Financial in raising capital twice during the past three years. Lastly, in appointing Mr. Rho as Chairman, our Board considered that Mr. Rho is the one of the largest individual stockholder, and as such, can speak to building long-term stockholder value and provide valuable insight into the concerns of stockholders and investors.

		Director Since:	2000

David L. Rosenblum, Director	61	Principal Occupation:	Retired; former senior Principal for Deloitte Consulting LLP(1979 – 2013) where he was the National Managing Director of Consulting Corporate Development and a key leader of the Strategy & Operations practice; Currently on the Board of Trustees for Wesleyan University, President of the Southern California Chapter of NACD, and Vice Chair of the Library Foundation of Los Angeles. Formerly served on the Board of Deloitte Consulting LLP (2012-2013). Graduate of Wesleyan University with a B.A. in Economics and the Wharton School with a MBA in Finance.

			In nominating Mr. Rosenblum to serve as a Director, our Board considered Mr. Rosenblum’s strategic planning, mergers & acquisition and corporate development experience, specifically assisting financial institutions. In addition, as a board member of the Southern California Chapter of the NACD we felt he could bring best practices to the running of an effective board.

		Director Since:	2014

William J. Stolte, Director	67	Principal Occupation:	Retired; former Senior Executive Vice President, Union Bank of California in San Francisco (2000 to 2008); former Director, Deloitte & Touche, LLP (1995 to 2000); former Partner, The Secura Group (1992 to 1995); served in various bank regulatory capacities, including Deputy Comptroller of the Currency, Chief National Bank Examiner, Deputy Director, Multinational & Regional Bank Supervision, National Bank Examiner, Office of the Comptroller of the Currency (1968-1992); graduate of Saint Ambrose University.

			In nominating Mr. Stolte to serve as a Director, our Board considered Mr. Stolte’s banking experience as a senior bank executive, an examiner, as well as, a consultant to the banking industry, and his ability to assist our Board in setting and meeting Hanmi Bank’s strategic goals.

		Director Since:	2009

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” EACH OF

THE NINE DIRECTOR NOMINEES

PROPOSAL NO. 2

NONBINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Company believes that our overall executive compensation program, as described in this proxy statement, is designed to pay for performance and directly aligns the interest of our executive officers with the long-term interests of our stockholders.

The Dodd–Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) enables our stockholders to vote to approve, on a nonbinding basis, the compensation of our NEO’s as disclosed in this Proxy Statement in accordance with the SEC’s rules. Accordingly, the Company gives you the stockholder the opportunity to vote for or against the following resolution:

“Resolved, that the stockholders of Hanmi Financial Corporation (“Hanmi”) hereby approve the compensation of our Named Executive Officers as reflected in the Summary Compensation Table, pursuant to Item 402 of Regulation S-K, of the Hanmi Proxy Statement for the 2014 Annual Meeting of Stockholders, including the Compensation Discussion and Analysis, the executive compensation tables and narrative discussion contained in the Proxy Statement.”

Because your vote is advisory, it will not be binding upon the Board of Directors. In the event this nonbinding proposal is not approved by our stockholders, then such a vote shall neither be construed as overruling a decision by our Board of Directors or our NCGC Committee, nor create or imply any additional fiduciary duty by our Board of Directors or our NCGC Committee, nor further shall such a vote be construed to restrict or limit the ability of our stockholders to make proposals for inclusion in proxy materials related to executive compensation. Notwithstanding the foregoing, the Board of Directors and the NCGC Committee will consider the nonbinding vote of our stockholders on this proposal when reviewing compensation policies and practices in the future.

Our overall executive compensation policies and procedures are described in the Compensation Discussion and Analysis and the tabular disclosure regarding Named Executive Officer compensation (together with the accompanying narrative disclosure) in this document. We believe that our compensation policies and procedures, going forward will be centered on a pay-for-performance culture and are aligned with the long-term interests of our stockholders, as described in the Compensation Discussion and Analysis. The NCGC Committee, which is comprised entirely of independent directors oversees our executive compensation program and continually monitors our policies to ensure they continue to emphasize programs that reward executives for results that are consistent with stockholder interests.

Stockholders are encouraged to carefully review the “Compensation Discussion and Analysis” section of this Proxy Statement for a detailed discussion of the Company’s executive compensation program. Our Board and our NCGC Committee believe that our commitment to these responsible compensation practices justifies a vote by stockholders FOR the resolution approving the compensation of our executives as disclosed in this document.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NONBINDING RESOLUTION

APPROVING THE COMPENSATION OF EXECUTIVES.

PROPOSAL NO. 3

RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking our stockholders to ratify the appointment by the Audit Committee of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2014. KPMG served as our independent registered public accounting firm for the fiscal year ended December 31, 2013 and has served as our independent registered public accounting firm since 2001. KPMG has advised us that it has no direct or indirect financial interest in us. Representatives of KPMG are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions. If this proposal is not approved at the Annual Meeting, the Audit Committee will reconsider this appointment. Under applicable SEC regulations, the selection of our independent registered public accounting firm is solely the responsibility of the Audit Committee.

The following table sets forth information regarding the aggregate fees billed for professional services rendered by KPMG for the fiscal years ended December 31, 2013 and 2012:

	2013	2012
Audit Fees (1)	$680,085	$590,000
Audit-Related Fees (2)	15,000	97,000
Tax Fees (3)	161,137	170,000
All Other Fees (4)	80,000	-

	$936,222	$857,000

(1)	Includes fees billed for the integrated audit of our annual financial statements and internal control over financial reporting, for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q, and for compliance with the Federal Deposit Insurance Corporation Improvement Act.

(2)	Includes fees billed for professional services rendered in connection with the issuance of a consent letter related to review of registration statements.

(3)	Includes fees billed for professional services rendered in connection with tax compliance, tax advice, and tax planning.

(4)	All other fees in fiscal year 2013 were for professional services relating to tax-related M&A due diligence review.

There were no other fees billed by KPMG for advice or services rendered to Hanmi Financial other than as described above.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has established “Pre-Approval Policies and Procedures” for independent auditor services. Any proposed services not pre-approved or exceeding pre-approved cost levels require specific pre-approval by the Audit Committee. The Audit Committee may not delegate to management its responsibilities to pre-approve services performed by the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members. In 2013 and 2012, the Audit Committee Chairman was permitted to approve fees up to $25,000 with the requirement that any pre-approved decisions be reported to the Audit Committee at its next scheduled meeting. All services provided by KPMG in 2013 were pre-approved in accordance with the Audit Committee’s pre-approval requirements.

Ratification

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG as the Company’s independent registered public accounting firm. However, we are submitting the selection of KPMG to our stockholders for ratification to obtain our stockholders’ views. If our stockholders fail to ratify the selection of KPMG, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection of KPMG is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our and our stockholders’ best interests.

The affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of KPMG. Abstentions will be counted toward the tabulation of votes cast on proposals presented to stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for determining whether this matter has been approved.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE

RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

OTHER MATTERS

Other than the business and proposals described in this Proxy Statement, our Board knows of no other business that will be presented for consideration at the Annual Meeting. If, however, other business shall properly come before the Annual Meeting, the persons named in the proxies intend to vote the shares represented by the proxies on such matters in accordance with the recommendation of our Board, or in the absence of a recommendation, in accordance with their judgment.

STOCKHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING

Stockholder proposals should be sent to our Corporate Secretary at Hanmi Financial Corporation, 3660 Wilshire Boulevard, Penthouse Suite A, Los Angeles, California 90010. To be considered for inclusion in Hanmi Financial’s proxy statement for the 2015 Annual Meeting of Stockholders, the deadline for submission of stockholder proposals, pursuant to Rule 14a-8 of the Exchange Act, is December 25, 2014. Additionally, pursuant to our bylaws, Hanmi Financial must receive notice of any stockholder proposal to be submitted at the 2015 Annual Meeting of Stockholders, but not required to be included in our proxy statement, no earlier than January 28, 2015 and no later than February 27, 2015. To be in proper form, the stockholder proposal must contain such information as is required by our bylaws and applicable law. In addition to the applicable requirements discussed above, for a Director nomination to be properly made by a stockholder, such stockholder must have given timely notice thereof in proper written form to our Corporate Secretary and the stockholder’s notice must set forth such information as is required by our bylaws.

AVAILABILITY OF FORM 10-K

We will provide to any stockholder, without charge and by first class mail, upon the written request of that stockholder, a copy of our Annual Report on Form 10-K, for the fiscal year ended December 31, 2013, as filed with the SEC. Such requests should be addressed to: Legal Department, Hanmi Financial Corporation, 3660 Wilshire Boulevard, Penthouse Suite A, Los Angeles, California 90010, (213) 382-2200. The Annual Report on Form 10-K, includes a list of exhibits. If you wish to receive copies of the exhibits, we will send them to you upon request. Expenses for copying and mailing copies of the exhibits will be your responsibility. In addition, the SEC maintains a website at www.sec.gov that contains information we file with them.

WHERE YOU CAN FIND MORE INFORMATION

The SEC maintains a website that contains reports, proxies and information statements and other information regarding us and other issuers that file electronically with the SEC at www.sec.gov. Our proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the SEC’s website. Stockholders may also read and copy materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. Stockholders may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

By Order of our Board of Directors,

C. G. Kum
President and Chief Executive Officer

ANNEX A

INSTRUCTIONS FOR VOTING BY INTERNET, TELEPHONE OR MAIL

Hanmi Financial Corporation encourages you to take advantage of convenient voting methods. Please take this opportunity to use one of the three voting methods below. Voting is easier than ever. Proxies submitted by Internet or telephone must be received no later than 11:59 p.m., Pacific Time, on May 27, 2014.

VOTE BY INTERNET— www.investorvote.com/HAFC

Use the Internet to transmit your voting instructions and for electronic delivery of information no later than 11:59 p.m., Pacific Time, on May 27, 2014. Have your proxy card in hand when you access the web site and follow the instructions.

VOTE BY TELEPHONE—1-800-652-VOTE (8683).

Use any touch-tone telephone to transmit your voting instructions no later than 11:59 p.m., Pacific Time, on May 27, 2014. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided, or return it to Hanmi Financial Corporation, c/o Investor Relations; 3660 Wilshire Boulevard, Penthouse Suite A, Los Angeles, California 90010, (213) 382-2200. Proxy cards sent by mail must be received by May 27, 2014.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

Annex A-1

PROXY

HANMI FINANCIAL CORPORATION

ANNUAL MEETING OF STOCKHOLDERS — MAY 28, 2014

The undersigned stockholder(s) of Hanmi Financial Corporation hereby nominates and appoints Paul Seon-Hong Kim, the attorney, agent, and proxy of the undersigned, with full power of substitution, to vote all stock of Hanmi Financial Corporation that the undersigned is entitled to vote at the Annual Meeting of Hanmi Financial Corporation to be held at the Oxford Palace Hotel located at 745 South Oxford Avenue, Los Angeles, California, on Wednesday, May 28, 2014, beginning at 10:00 a.m., Pacific Time, and at any adjournments or postponements thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

THE BOARD OF DIRECTORS OF HANMI FINANCIAL CORPORATION RECOMMENDS A VOTE OF:

—	“FOR” EACH OF THE DIRECTOR NOMINEES FOR THE BOARD OF DIRECTORS,

—	“FOR” THE NONBINDING RESOLUTION APPROVING THE COMPENSATION OF NAMED EXECUTIVE OFFICERS,

—	“FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS HANMI FINANCIAL CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY CONFERS AUTHORITY TO VOTE, AND SHALL BE VOTED, “FOR” EACH OF THE DIRECTOR NOMINEES FOR THE BOARD OF DIRECTORS, AND “FOR” PROPOSALS 2 AND 3, IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, OR, IF NO RECOMMENDATION IS GIVEN, IN ACCORDANCE WITH THE DISCRETION AND JUDGMENT OF THE PROXY HOLDER.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

PLEASE SIGN AND DATE ON THE REVERSE SIDE.

Proxy Card - 1

▼  DETACH PROXY CARD HERE  ▼

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING TO BE HELD ON MAY 28, 2014

This Proxy Statement for the 2014 Annual Meeting and our Annual Report for the fiscal year ended December 31, 2013 are available on Hanmi Financial Corporation’s website at www.hanmi.com by clicking on “Investor Relations” and then “Proxy Materials.”

Our Board of Directors recommends a vote “FOR” each of the following proposals.

1.	ELECTION OF DIRECTORS – To elect the following nine director nominees to serve as Directors of Hanmi Financial Corporation for terms expiring at the 2015 Annual Meeting of Stockholders or until their successors are elected and qualified.

Director Nominee:	I Joon Ahn	☐ For	☐ Against	☐ Abstain

Director Nominee:	John A. Hall	☐ For	☐ Against	☐ Abstain

Director Nominee:	Paul Seon-Hong Kim	☐ For	☐ Against	☐ Abstain

Director Nominee:	C. G. Kum	☐ For	☐ Against	☐ Abstain

Director Nominee:	Joon Hyung Lee	☐ For	☐ Against	☐ Abstain

Director Nominee:	Chulse (William) Park	☐ For	☐ Against	☐ Abstain

Director Nominee:	Joseph K. Rho	☐ For	☐ Against	☐ Abstain

Director Nominee:	David L. Rosenblum	☐ For	☐ Against	☐ Abstain

Director Nominee:	William J. Stolte	☐ For	☐ Against	☐ Abstain

2.	ADVISORY (NONBINDING) RESOLUTION TO APPROVE THE COMPENSATION OF NAMED EXECUTIVE OFFICERS. To provide an advisory (nonbinding) vote on the proposal to approve the compensation of our Named Executive Officers.

☐ For	☐ Against	☐ Abstain

3.	RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

☐ For	☐ Against	☐ Abstain

4.	OTHER BUSINESS. To transact such other business as may properly come before the Annual Meeting and at any adjournments or postponements thereof. Management at present knows of no other business to be presented by or on behalf of Hanmi Financial or its Board of Directors at the Annual Meeting.

☑ Please mark votes as in this example.	I (We) do ☐ do not ☐ expect to attend the Annual Meeting.
Number of Persons:

Proxy Card - 2

☐ MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW:	Please sign and date below.

Number of Shares:

Please Print Name

Please Print Name

Dated:

Signature of Stockholder

Signature of Stockholder
(Please date this Proxy and sign your name as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full duties. All joint owners should sign.)

▲  PLEASE DETACH HERE  ▲

You must detach this portion of the Proxy Card before returning it in the enclosed envelope.

Proxy Card - 3